As filed with the Securities and Exchange Commission on August 13, 2003.

Registration No. 333-107079

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRADESTATION GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	65-0977576 (I.R.S. Employer Identification Number)

8050 S.W. 10th Street
Suite 4000
Plantation, Florida 33324
(954) 652-7000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

William R. Cruz and Ralph L. Cruz
Co-Chief Executive Officers
TradeStation Group, Inc.
8050 S.W. 10th Street
Suite 4000
Plantation, Florida 33324
(954) 652-7000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy To:
Alan D. Axelrod, Esq.
Bilzin Sumberg Baena Price & Axelrod, LLP
200 South Biscayne Boulevard
Suite 2500
Miami, FL 33131
(305) 374-7580

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement as determined by the selling security holders.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to	Amount to be	Offering Price Per	Aggregate Offering	Amount of
be Registered	Registered	Share (1)	Price (1)	Registration Fee(2)

Common Stock, par value .01 per share	386,369	$9.01	$3,481,185	$282
Warrants to purchase common stock	386,369			(3)

     (1)     Estimated solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low prices of TradeStation’s common stock as reported on The Nasdaq National Market on August 8, 2003 in accordance with Rule 457(c) under the Securities Act of 1933.

     (2)     A filing fee of $379 was previously paid in connection with Registrant’s Registration Statement on Form S-3 filed with the Commission on July 16, 2003. Pursuant to Rule 457(b), no amount is remitted herewith since the previously paid filing fee exceeds the fee required to be paid in connection with the filing of this Registration Statement.

     (3)     Pursuant to Rule 457(g), because the shares of common stock issuable upon exercise of the warrants are also being registered in this registration statement, no additional registration fee is payable in respect of the warrants.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
SUBJECT TO COMPLETION, DATED AUGUST 13, 2003

TRADESTATION GROUP, INC.

386,369 Shares of Common Stock
Warrants to Purchase 386,369 Shares of Common Stock

     The warrants to purchase 386,369 shares of our common stock offered by this prospectus were originally issued by onlinetradinginc.com corp. pursuant to the Underwriting Agreement dated as of June 10, 1999 between onlinetradinginc.com corp., Werbel-Roth Securities, Inc. and the several underwriters named in such Underwriting Agreement (together with Werbel-Roth Securities, Inc., the “Underwriters”). The warrants, which initially covered 225,000 shares of the common stock of online tradinginc.com corp., were issued to the Underwriters in June 1999 in consideration for their participation in onlinetradinginc.com corp.’s initial public offering. We assumed the warrants pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated January 19, 2000, by and among TradeStation Group, Inc. (“TradeStation”), Omega Research, Inc., onlinetradinginc.com corp., Omega Acquisition Corporation and Onlinetrading Acquisition Corporation, as amended (the “Merger Agreement”) and, pursuant to the terms of the Merger Agreement, the warrants were converted into warrants to purchase 386,369 shares of our common stock. The 386,369 shares of common stock offered by this prospectus are issuable upon the exercise of the warrants offered by this prospectus. The warrants and the shares of common stock offered by this prospectus may be offered from time to time by the selling security holders. We will receive no part of the proceeds of such sales. See “SELLING SECURITY HOLDERS” and “PLAN OF DISTRIBUTION” for further information.

     These shares may be offered by the selling security holders from time to time in one or more transactions as described under “PLAN OF DISTRIBUTION.” To the extent required, the number of warrants and/or shares to be sold, the name of any selling security holder(s), the purchase price, the name of any agent or broker-dealer and any applicable commissions, discounts or other items constituting compensation to such agent or broker-dealer with respect to a particular offering will be set forth in a supplement or supplements to this prospectus. The aggregate proceeds to any selling security holder(s) from the sale of the warrants and/or shares of common stock offered from time to time will be the purchase price of the warrants and/or shares sold less commissions, discounts and other compensation, if any, paid by such selling security holder(s) to any agent or broker-dealer. The price at which any of the warrants and/or shares of common stock may be sold, and the commissions, if any paid, in connection with any sale, are unknown and may vary from transaction to transaction. We will pay all expenses incident to the offering and sale of the warrants and shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. See “SELLING SECURITY HOLDERS” and “PLAN OF DISTRIBUTION.”

     TradeStation’s common stock is listed on The Nasdaq National Market under the symbol “TRAD.” On August 8, 2003, the last sale price of TradeStation’s common stock was $9.20 per share. The warrants are not listed on any exchange or traded in the over the counter market and, accordingly, there is currently no trading market for the warrants.

This offering involves a degree of risk.
For more information, see “RISK FACTORS” on page 3.

     The Securities and Exchange Commission may take the view that, under certain circumstances, TradeStation’s security holders and any broker-dealers or agents that participate with such security holders in the distribution of these registered warrants and/or shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act of 1933.

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August ___, 2003.

WHERE YOU CAN FIND MORE INFORMATION
THE COMPANY
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF WARRANTS
LEGAL MATTERS
EXPERTS
OPINION OF BILZIN SUMBERG BAENA PRICE & AXELROD
CONSENT OF ERNST & YOUNG LLP

WHERE YOU CAN FIND MORE INFORMATION	1
THE COMPANY	2
RISK FACTORS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	8
USE OF PROCEEDS	9
SELLING SECURITY HOLDERS	9
PLAN OF DISTRIBUTION	10
DESCRIPTION OF WARRANTS	11
LEGAL MATTERS	12
EXPERTS	12

WHERE YOU CAN FIND MORE INFORMATION

     TradeStation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information in TradeStation’s files at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also receive copies of these documents upon payment of a duplicating fee by writing to the SEC’s Public Reference Section. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room in Washington D.C. and other locations. TradeStation’s SEC filings are also available to the public from commercial document retrieval services and at the Web site maintained by the SEC at “http://www.sec.gov.” Reports, proxy statements and other information pertaining to TradeStation are also available for inspection at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.

     TradeStation has filed a registration statement to register with the SEC the TradeStation warrants and common stock listed in this prospectus. This prospectus is part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

     Some of the important business and financial information that you may want to consider is not included in this prospectus, but rather is “incorporated by reference” to documents that have been filed by TradeStation with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. The information that is incorporated by reference consists of:

•	TradeStation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed on March 21, 2003;

•	TradeStation’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2003, as filed on May 2, 2003;

•	TradeStation’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2003, as filed on August 12, 2003;

•	TradeStation’s Current Reports on Form 8-K filed on January 29, 2003, February 25, 2003, April 15, 2003, May 5, 2003 and July 15, 2003;

•	The description of TradeStation’s common stock contained in its Registration Statement on Form S-4 filed on April 17, 2000, as amended; and

•	All documents filed by TradeStation under the Securities Exchange Act of 1934 (e.g., Forms 10-Q and 8-K) after the date of this prospectus and prior to the termination of this offering.

     If there is any contrary information in a previously filed document that is incorporated by reference, then you should rely on the information in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from that which is contained or incorporated by reference in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

     If you are a security holder, you can obtain any of the documents incorporated by reference through TradeStation or the SEC. Documents incorporated by reference are available from TradeStation without charge, excluding exhibits. You may obtain documents incorporated by reference in this prospectus by requesting them in writing to the following address or by telephone:

TradeStation Group, Inc.
Attention: Investor Relations
8050 S.W. 10th Street
Suite 4000
Plantation, Florida 33324
(954) 652-7000.

THE COMPANY

     TradeStation Group, Inc., a Florida corporation formed in 2000, is the successor company to Omega Research, Inc., a Florida corporation that was formed in 1982. TradeStation is listed on The Nasdaq National Market under the symbol “TRAD.” TradeStation Securities, Inc. and TradeStation Technologies, Inc. are TradeStation’s two operating subsidiaries. TradeStation Securities, a leading direct-access brokerage firm serving the active trader and certain institutional trader markets, is our principal operating subsidiary. Our other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and owns and operates the TradeStationWorld.com strategy trading and development community.

     In March 2003, we launched the latest version of our electronic trading platform: TradeStation 7. Since then, one update — TradeStation 7.1 — has been released. TradeStation 7, as updated, contains significant enhancements to TradeStation 6, including our award-winning RadarScreen and OptionStation technologies for equities and options traders, list/basket trading for institutional traders, improved seamless direct-access order execution for electronic futures trades, and 10 years of historical one-minute-and-above intra-day equities data and 20 years of historical one-minute-and-above futures data.

     In the March 10, 2003 issue of Barron’s magazine, TradeStation Securities, based principally on the magazine’s review of the TradeStation 7 electronic trading platform, was named the Best Broker for the Active Trader. TradeStation Securities also won the Technical Analysis of Stocks and Commodities Readers’ Choice Awards for best Direct Access Stock Brokerage, best Direct Access Futures Brokerage, best Institutional Platform, and best Professional Platform in February 2003. TradeStation Securities has won similar first-place awards and ratings since the 2001 launch of the TradeStation electronic trading platform.

     The TradeStation electronic trading platform seamlessly integrates powerful strategy trading software tools, historical and streaming real-time market data, and “intelligent” direct-access order-routing and execution. Direct-access trading means, with respect to equity security and futures transactions, direct Internet connections to electronic marketplaces, such as electronic communication networks (ECNs) or E-Mini exchanges, where anonymous buyers and sellers participating on the network are matched. A formal patent application covering the TradeStation electronic trading platform has been filed with the United States Patent and Trademark Office.

     We seek recurring revenues mainly by offering, through the TradeStation electronic trading platform, commission-based brokerage services. We have leveraged our historical success providing strategy trading software tools, and the unique quality and functionality of those tools, to build a high-quality brokerage customer base of institutional, professional and serious, active individual traders.

     We also continue to provide via our technologies subsidiary, TradeStation Technologies, subscription services for TradeStation. The subscription version of TradeStation is an institutional-quality service that offers strategy trading software tools that generate real-time buy and sell alerts based upon the subscriber’s programmed strategies, but does not include order execution. Subscribers are charged a monthly subscription fee. Domestically, we no longer offer our traditional software products, i.e., “client” software products delivered on disks.

     TradeStation Technologies also owns and operates TradeStationWorld.com, which was launched July 2002. TradeStationWorld.com is an interactive community for active traders who engage or have interest in the development, testing and use of objective trading strategies. The community provides numerous discussion forums on a variety of topics related to strategy development and technical trading as well as TradeStation product and service features, articles about trading from industry leaders, and a “library” of strategy indicators, rules and components written in our proprietary EasyLanguage, many of which are donated by third parties. The company believes that TradeStationWorld.com has generated and will continue to generate renewed and intensified interest in strategy traders who use TradeStation trading software, as well as a new generation of traders who wish to embrace strategy trading through a state-of-the-art trading platform.

     Our principal executive offices are located in The TradeStation Building, 8050 S.W. 10th Street, Suite 4000, Plantation, Florida 33324, and our telephone number is (954) 652-7000.

RISK FACTORS

     The following risk factors should be considered in conjunction with the other information included and incorporated by reference in this prospectus before purchasing our common stock or the warrants to purchase common stock offered hereby.

There Are Several Factors That May Cause Fluctuations In Our Quarterly Operating Results, Which Could Result In Significant Volatility In Our Stock Price

Quarterly revenues and operating results of TradeStation and its predecessor companies have fluctuated significantly in the past, and our quarterly revenues and operating results are likely to fluctuate in the future. Causes of such significant fluctuations may include, but are not limited to:

•	the effect of changes to our commission pricing structure (since the 2002 second quarter we have continuously reduced commission pricing), and of additional price reductions that may be implemented in the future (our most recent reduction was to our commission pricing for futures and options trades effective March 31, 2003);

•	market or competitive pressure to continue to lower commissions and fees charged to customers;

•	the non-recurring effect in a quarter of federal and state tax refunds or adjustments or of credits given by vendors;

•	the quality and success of, and potential continuous changes in, sales or marketing strategies (which have undergone significant change recently and are expected to continue to evolve) and the costs allocated to marketing campaigns and the timing of those campaigns, particularly our decision to reduce advertising expenditures during 2003;

•	the appeal of our products and services to the institutional trader market (given our limited experience selling to that market);

•	variations from our expectations with respect to hiring and retention of personnel, sales and marketing expenditures, product development, customer account growth, customer trading activity and the share volume of their trades, or other revenue or expense items;

•	if revenues are lower than budgeted expectations, our inability to make in a timely fashion commensurate expense reductions (as a large amount of our expenses do not vary with revenues in the short term);

•	the effect of enhancements to the TradeStation 7 electronic trading platform (and future versions);

•	changes in demand for our products and services due to the rapid pace at which new technology is offered to customers in our industry;

•	general economic and market factors that affect active trading, including market volume, market volatility, market direction, the level of confidence and trust in the markets, and seasonality (summer months and holiday seasons typically being slower periods);

•	pending or potential third-party claims that turn out to be significantly more (or less) costly, in terms of both judgment or settlement amounts and legal expenses, than we currently estimate or expect;

•	costs or adverse financial consequences that may occur with respect to regulatory compliance or other regulatory issues, particularly relating to laws, rules or regulations that may be enacted with a focus on the active trader market; and

•	the size and frequency of any trading errors for which we may ultimately suffer the economic burden, in whole or in part (including losses from third party claims that may arise from time to time – as of June 1, 2002, we have not carried errors or omissions insurance for third party claims).

Conditions In The Securities And Financial Markets May Affect Our Rates Of Customer Acquisition, Retention And Trading Activity

Our products and services are, and will continue to be, designed for customers who trade actively in the securities and financial markets. There have been for the past 3 years, and may continue to be, unfavorable conditions in the securities and financial markets. To the extent that interest in active trading has decreased or in the future decreases due to low trading volumes, lack of volatility, or significant downward movement in the securities or financial markets, such as has recently occurred, or future tax law changes, recessions, depressions, wars, terrorism (including “cyberterrorism”), or otherwise, our business, financial condition, results of operations and prospects could be materially adversely affected. Also, unfavorable market conditions may result in more losses for our clients, which could result in increases in quantity and size of errors or omissions claims that may be made against us by clients. We do not currently carry any errors or omissions insurance that might cover, in part, some of those potential claims. See “The Nature Of Our Business Results In Potential Liability To Customers” below.

Our Industry Is Intensely Competitive, Which Makes It Difficult To Attract And Retain Customers

The markets for online brokerage services, trading software tools, and real-time market data services are intensely competitive and rapidly evolving, and there has been substantial consolidation of those three products and services occurring in the industry. We believe that competition from large online and other large brokerage firms and smaller brokerage firms focused on active traders, as well as consolidation, will substantially increase and intensify in the future. Competition may be further intensified by the size of the active trader market, which is generally thought to be comprised of less than 10% of all online brokerage accounts. We believe our ability to compete will depend upon many factors both within and outside our control. These include: pricing and price pressure; the timing and market acceptance of new products and services and enhancements developed by us and our competitors; our ability to design and support efficient, materially error-free Internet-based systems; market conditions, such as recession; the size of the active trader market today and in the future; the extent to which institutional traders are willing to use direct-access brokerage services from firms that have traditionally served mostly retail clients; product and service functionality; data availability and cost; clearing costs; ease of use; reliability; customer service and support; and sales and marketing decisions and efforts.

Systems Failures May Result In Our Inability To Deliver Accurately, On Time, Or At All, Important And Time-Sensitive Services To Our Customers

The online electronic trading platform we provide to our clients is based upon the integration of our sophisticated front-end software technology with our equally sophisticated Internet-based server farm technology. Our server farm technology is the foundation upon which online trading clients receive real-time market data and place buy and sell orders. However, in order for this technology to provide a live, real-time trading platform, it requires integration with real-time market data, which are currently provided by the systems of independent third-party market data vendors (who obtain the data directly from the exchanges), the electronic order book systems of electronic communication networks (ECNs) and electronic systems offered by the exchanges, and the clearing and back-office systems of the clearing firms we use. Accordingly, our ability to offer a platform that enables the development, testing and automation of trading strategies and the placement and execution of buy and sell orders depends heavily on the effectiveness, integrity, reliability and consistent performance of all of these systems and technologies. In particular, the stress that is placed on these systems during peak trading times could cause one or more of these systems to operate too slowly or fail. We have experienced several delays and outages since we launched our online trading platform, many of which related to data vendor, exchange, clearing firm and ECN outages or issues which are beyond our control. Also, a hardware or software failure, software design limitations or errors that exist in our and others’ technologies, power or telecommunications interruption or natural disaster could cause a systems failure or other potentially damaging results.

When systems in the trading process slow down significantly or fail, even for a short time, our brokerage customers could suffer delays in trading, or unintended results or other problems, potentially causing losses and possibly subjecting us to claims for such losses. Such failures or delays, depending upon how often they occur and how serious they are, could also result in our clients and client prospects losing or failing to gain confidence in our trading platform. Additionally, as a general matter not applicable only to our company, the integrity of these types of systems is increasingly being attacked by persons sometimes referred to as “hackers” who intentionally introduce viruses or other defects to cause damage, inaccuracies or complete failure. Also, “cyberterrorism,” should it occur, may significantly affect people’s willingness to use Internet-based services, particularly ones that involve their personal or company’s assets.

During a system outage, our brokerage may be able to take orders by telephone; however, only associates with appropriate licenses can accept telephone orders, and an adequate number of associates likely would not be available to take customer calls in the event of a systems failure. System delays, errors, outages and failures, depending upon how serious and how often they occur, could have a material adverse effect on our business, financial condition, results of operations and prospects. See “The Nature Of Our Business Results In Potential Liability To Customers” below.

The Nature Of Our Business Results In Potential Liability To Customers

Many aspects of the securities brokerage business, including online trading services, involve substantial risks of liability. In recent years there has been an increasing incidence of litigation involving the securities brokerage industry, including class action and other suits that generally seek substantial damages, including in some cases punitive damages. Our proprietary order routing technology is designed to automatically locate, with immediacy, the best available price in the appropriate market in completing execution of a trade triggered by programmed market entry and exit rules. There are risks that the electronic communications and other systems upon which these products and services rely, and will continue to rely, or our products and services themselves, as a result of flaws or other imperfections or limitations in their designs or performance, may operate too slowly, fail, cause confusion or uncertainty to the user, or operate or produce results not understood or intended by the user. An investor or trader using either the full electronic trading platform or our subscription service might claim that investment or trading losses or lost profits resulted from use of a flawed version of one of our trading software tools or systems, or inaccurate assumptions made by the trading software tools regarding data, or inaccurate data. Major failures of this kind may affect all customers who are online simultaneously. Any such litigation could have a material adverse effect on our business, financial condition, results of operations and prospects. We do not currently carry any errors or omissions insurance that might cover, in part, some of the above-described risks. While our contracts with customers are, we believe, clear that customers who do business with us must knowingly assume all of the risks described above, there can be no assurance that a judge, arbitrator or regulator would enforce or honor such contractual provisions. See “Conditions In The Securities And Financial Markets May Affect Our Rates Of Customer Acquisition, Retention And Trading Activity,” and “Systems Failures May Result In Our Inability To Deliver Accurately, On Time, Or At All, Important And Time-Sensitive Services To Our Customers” above.

Dependence Upon Outside Data Sources And Clearing Relationships Creates Risks Outside Of Our Control Which May Affect Our Ability To Provide, And Our Cost To Provide, Market Data And Clearing And Account Services

Our business is currently dependent upon our ability to maintain contracts with private market and news data vendors and clearing firms in order to provide market data and news and clearing and account services, respectively, to our customers. We obtain the market data and news pursuant to non-exclusive licenses from private data vendors who in turn obtain the data from exchanges and news sources, and the clearing and back-office account services are obtained from established brokerage clearing firms. The data contracts typically provide for royalties based on usage or minimums, and the clearing contracts provide for transactional clearing fees and charges. There can be no assurance that we will be able to renew or maintain contracts or acceptable price levels. In fact, we recently changed our futures clearing firm in response to a substantial increase in our clearing costs recently imposed by our former futures clearing firm.

If any of our relationships becomes unfavorable (like our former futures clearing relationship did) or is terminated, or if we decide to provide data services directly from the exchanges, which we may, in the not-too-distant future, decide to do (we already are providing futures data directly via interfaces with CME and CBOT), or self-clear client trades and carry client accounts, which we currently contemplate doing with respect to active trader equity trades and accounts by January 1, 2004, we then face significant infrastructure expansion costs, and would be engaging in business operations in which we have little or no prior experience. These risks and uncertainties need to be considered when evaluating the potential cost-benefit and operational efficiency and quality that our direct performance of such services would provide. As a general matter, termination of our relationship with one or more of these third parties could have a material adverse effect on our business, financial condition, results of operations and prospects.

We Plan To Begin Self-Clearing Equity Trades For Active Trader Accounts

We plan to begin self-clearing equity trades for our active trader accounts by January 1, 2004. Currently, all of our client’s equity trades are cleared through Bear Stearns, our clearing agent. There can be no assurance that we will obtain all of the approvals and memberships required to conduct self-clearing operations as a broker-dealer. In addition, there can be no assurance that we will be successful in seamlessly converting the clearing of active trader stock trades from Bear Stearns to self-clearing operations. We have no self-clearing experience and the cost savings and efficiencies of self-clearing may be less favorable than we expect as a result of unanticipated increased fixed, infrastructure or incremental costs, mistakes or other factors.

We May Not Be Able To Adequately Protect Or Preserve Our Rights In Intellectual Property

Our success is and will continue to be heavily dependent on proprietary technology, including existing trading software, Internet, Web-site and order-execution technology, and those types of technology currently in development. We view our technology as proprietary, and rely, and will be relying, on a combination of copyright, trade secret and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect our proprietary rights. We also have a pending patent application covering the TradeStation electronic platform, but we do not yet know if the patent will be awarded. Policing unauthorized use of our products and services is difficult, however, and we may be unable to prevent, or unsuccessful in attempts to prevent, theft, copying or other unauthorized use or exploitation of our product and service technologies. There can be no assurance that the steps taken by us to protect (or defend) our proprietary rights will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technologies or products and services.

We Do Not Have A Long Operating History As An Online Brokerage Firm And, Until Very Recently, Have Not Operated Profitably

We launched the TradeStation electronic trading platform at the end of the 2001 second quarter. Prior to that, our brokerage operations consisted mainly of brokers taking phone calls from clients and then placing those clients’ orders via direct access order execution. Accordingly, the online brokerage business, as currently conducted, has a relatively short operating history. Further, the past five quarters were the first profitable quarters we have had since the third quarter of 1999. This lack of operating history, and our lack of historical profitable results over the last three years until recently, should be taken into account when evaluating our financial condition and results of operations.

We May Need Cash In The Foreseeable Future

While we anticipate having sufficient cash to meet our needs over the next 12 months, our future liquidity and capital requirements will depend upon numerous factors, including: the rate of customer acceptance of our products and services, including the number of new brokerage accounts acquired and the number and volume of trades made by our brokerage customers; price competition that may result in our continuing to charge lower commissions and fees to customers; significant, increased infrastructure costs as our business grows; and competing technological and market developments. Funds may be raised through debt financing and/or the issuance of equity securities, there being no assurance that any such type of financing on terms satisfactory to us will be available or otherwise occur. Any equity financing or debt financing which requires issuance of equity securities or warrants to the lender would reduce the percentage ownership of the shareholders of the company. Shareholders also may, if issuance of equities occurs, experience additional dilution in net book value per share, or the issued equities may have rights, preferences or privileges senior to those of existing shareholders.

Our Business Model Has No Significant Historical Record, Which Makes Business Planning Difficult

Because our business model, i.e., a direct-access brokerage based upon a sophisticated Internet-based strategy trading software platform, is one with no significant historical record for our company, and, to our knowledge, one with no significant historical record for any other company, our attempts to predict the size of our market and our potential market share, to anticipate revenues and costs, to prepare budgets, and to make decisions regarding obtaining third-party financing that may be required will generally be based upon theoretical assumptions. Future events and results may differ drastically from those planned or anticipated, which, if negative, would result in a material adverse effect on our business, financial condition, results of operations and prospects. See “We May Need Cash In The Foreseeable Future” above.

Operation In A Highly-Regulated Industry And Compliance Failures May Result In Severe Penalties And Other Harmful Governmental Actions Against Us

The securities and commodity futures industries are subject to extensive regulation covering all aspects of those businesses. Regulatory authorities are currently focusing intensely on the online trading industry, particularly the segment that seeks the accounts of active traders. The various governmental authorities and industry self-regulatory organizations that supervise and regulate our brokerage firm have broad enforcement powers to censure, fine, suspend, enjoin, expel or issue cease-and-desist orders to our brokerage firm or any of its officers or employees who violate applicable laws or regulations. Additionally, new rules relating to active traders have recently been enacted and more may be enacted which severely limit the operations and potential success of our business. Our ability to comply with all applicable laws and rules is largely dependent on our brokerage’s maintenance of compliance and reporting systems, as well as its ability to attract and retain qualified compliance and other personnel. Our brokerage could be subject to disciplinary or other regulatory or legal actions in the future due to noncompliance.

The Loss Of Key Employees Could Decrease The Quality Of Our Management And Operations

Our success depends to a very significant extent on the continued availability and performance of a number of senior management, technology and sales and marketing personnel. The loss of one or more of these key employees could have a material adverse effect on our company.

There Are Risks Relating To Our Ability To Maintain Customer Privacy And Security And That Increased Government Regulation Of Internet Business May Occur

Customers may refuse to transact business over the Internet, particularly business, such as ours, that involves the handling of significant amounts of customers’ funds, due to privacy or security concerns. This risk will grow if, as and to the extent “cyberterrorism” occurs or is perceived to be a viable, prominent threat or likelihood to occur. We currently incorporate and plan to continue to incorporate security measures into our privacy policies. However, a major breach of customer privacy or security could have serious consequences for our Internet-based operations. Use of the Internet, particularly for commercial transactions, may not continue to increase as rapidly as it has during the past few years as a result of privacy or security concerns, or for other reasons. If this occurs, the growth of our operations would be materially hindered. If Internet activity becomes heavily regulated in these respects, that could also have significant negative consequences for the growth of our current and planned operations.

We May Be Subject To Intellectual Property Litigation

There has been substantial litigation in the software industry involving intellectual property rights. Although we do not believe that we are or will be infringing upon the intellectual property rights of others, there can be no assurance that infringement claims, if asserted, would not have a material adverse effect on our business, financial condition, results of operations and prospects, or result in our being unable to use intellectual property which is integral to one or more of our products or services. The risk of infringement claims is heightened with respect to some of the more recent TradeStation technology because some of that technology, as opposed to our historical client software technology, has not stood any significant “test of time.”

Our Brokerage Must Meet Net Capital Requirements As A Broker-Dealer That, If Not Complied With, Could Result In Severe Penalties, And Which At All Times Limit Our Right To Use All Of The Brokerage’s Cash

The SEC, the NASD and other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities broker-dealers. Net capital is the net worth of a broker or dealer (assets minus liabilities), less deductions for certain types of assets as well as other charges. If a firm fails to maintain the required net capital it may be subject to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD, and it could ultimately lead to the firm’s liquidation. If such net capital rules are changed or expanded, or if there is an unusually large charge against net capital, operations that require the use of capital would be limited. Also, our ability to withdraw capital from our TradeStation Securities brokerage subsidiary is subject to SEC rules, which in turn could materially impact our available working capital and materially impact or limit our ability to repay debt as and when due, redeem or purchase shares of our outstanding stock, if required or desirable, and pay dividends in the future. A large operating loss or charge against net capital could adversely affect our ability to expand or even maintain our then present levels of business, which could have a material adverse effect on our business, financial condition, results of operations and prospects. See “We May Need Cash In The Foreseeable Future” above.

Control Of TradeStation By The Cruzes Means That Important Decisions Affecting The Company Are Concentrated In The Judgment Of Two Related Individuals

As of July 29, 2003, affiliates of William R. Cruz and Ralph L. Cruz (the Co-Chairmen and Co-Chief Executive Officers of our company) own 21,720,306 shares of our common stock, representing more than 50% of the outstanding shares of our common stock. Therefore, the Cruzes control TradeStation. Any and all decisions and votes of our shareholders (including the election of our Board of Directors and any merger, consolidation or sale of all or substantially all of TradeStation’s assets) will be determined by the Cruzes.

Outstanding Options and Warrants to Purchase TradeStation Common Stock May Adversely Affect the Market Price Of TradeStation Common Stock

TradeStation had outstanding as of July 29, 2003 options and warrants to acquire up to 5,739,246 shares of common stock at an average exercise price of $3.22. It is anticipated that the holders of the options and warrants will, from time to time, exercise them to acquire shares of common stock and then offer their shares in the public marketplace, which could interfere with our ability to obtain future financing and could adversely affect the market price of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents referred to or incorporated by reference herein, contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance and include statements about our plans, objectives, products and services as well as our expectations and intentions. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “RISK FACTORS,” that may cause our (or our industry’s) actual results, activities, performance or achievements to be materially different from any future results, activities, performance or achievements expressed or implied by any forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, specific activities, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of these warrants and shares of common stock. All proceeds from the sale of these warrants and shares of common stock will be for the account of the selling security holders, as described below. See “SELLING SECURITY HOLDERS” and “PLAN OF DISTRIBUTION” described below.

SELLING SECURITY HOLDERS

     The following table sets forth, as of the date of this prospectus, the names of the selling security holders, the number of shares that the selling security holders beneficially own as of such date, the number of shares of common stock issuable upon exercise of the warrants that would be owned by the selling security holders that may be offered for sale from time to time by this prospectus, and, assuming the sale of all of the warrants and shares offered hereby, the number of shares to be held by the selling security holders.

			Number of Shares
	Shares Beneficially		Issuable Upon	Shares Beneficially
	Owned Prior To		Exercise of Warrants		Owned If All Shares
	Offering And Being		Being Offered and		Being Registered
	Registered For Sale(1)		Registered for Sale	Hereunder Are Sold(2)

Selling Security Holder	Number	Percent	Number	Number	Percent

Howard Roth	171,720	*	171,720	0	0
Seaboard Securities, Inc.	60,102	*	60,102	0	0
Michael L. Zaccaro	50,000	*	50,000	0	0
Laurence Feirstein	34,344	*	34,344	0	0
Elaine Roth	32,323	*	32,323	0	0
Myron Sayer	12,020	*	12,020	0	0
Sean Goodwin	8,688	*	8,688	0	0
Steven Rabinovici	4,293	*	4,293	0	0
National Securities Corporation	3,434	*	3,434	0	0
Steven A. Rothstein	3,434	*	3,434	0	0
Brian A. Friedman	2,576	*	2,576	0	0
Robert H. Daskal	1,288	*	1,288	0	0
Craig M. Gould	1,288	*	1,288	0	0
Michael A. Bresner	859	*	859	0	0

TOTAL	386,369	*	386,369	0	0

*	Less than 1.0%.

(1)	The number and percentage of shares beneficially owned prior to offering and being registered for sale includes shares which the individual has the right to acquire after exercise of the warrants to purchase common stock being offered hereby. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.

(2)	Assumes that the selling security holders will sell all the shares set forth above under “Shares Beneficially Owned Prior to Offering and Being Registered for Sale.” There can be no assurance that the selling security holders will sell all or any of the shares offered hereunder.

PLAN OF DISTRIBUTION

     The securities covered by this prospectus may be offered and sold from time to time by the selling security holders, including donees, transferees, pledgees or other successors-in-interest that receive such securities as a gift or other non-sale related transfer. Each of the selling security holders will act independently of us in making decisions with respect to the timing, manner and size of any sale. Each of the selling security holders may sell the securities as follows:

•	with respect to shares of common stock only, on The Nasdaq National Market at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices;

•	through a block trade in which the broker-dealer so engaged will attempt to sell securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal;

•	through an over-the-counter distribution in accordance with the rules of The Nasdaq National Market;

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in privately-negotiated transactions;

•	through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holder and/or purchasers of the securities for whom they may act as agent;

•	through the writing of options on the securities;

•	through the pledge of securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the securities or other interests in the securities;

•	through exchange distributions in accordance with the rules of the applicable exchange;

•	in any combination of one or more of these methods; or

•	in any other lawful manner.

     To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, each of the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of TradeStation securities in the course of hedging the positions they assume with such selling security holder. Each of the selling security holders may also sell short TradeStation securities and redeliver the securities to close out such short positions. Each of the selling security holders also may enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institution of securities offered hereby, which the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Each of the selling security holders also may pledge securities to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     In effecting sales, brokers, dealers or agents engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling security holders in amounts negotiated prior to the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales, and any commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. We will pay all expenses incident to the offering and sale of the shares to the public other than any commissions or discounts of underwriters, dealers or agents or any transfer taxes.

     In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.

     We have advised each of the selling security holders that the anti-manipulation rules of Regulation M under the Securities and Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling security holders and their respective affiliates. In addition, TradeStation will make copies of this prospectus available to each of the selling security holders and has informed each of them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the securities. Each of the selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act of 1933.

     At the time a particular offer of securities is made, a prospectus supplement will, if required, be distributed that sets forth the number and type of securities being offered and the terms of the offering, including the name of any dealer or agent, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. We cannot assure you that the selling security holders will sell all or any of the securities.

     We have agreed with each of the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier to occur of (i) the sale of all the shares covered by this prospectus and (ii) nine months from the effective date of the registration statement of which this prospectus constitutes a part. We intend to de-register any of the shares not sold by any selling security holder prior to the date that is nine months from the effective date of the registration statement of which this prospectus constitutes a part.

DESCRIPTION OF WARRANTS

     As of the date of this prospectus, warrants to purchase up to 386,369 shares of common stock, subject to adjustment at any time prior to expiration, were outstanding and issued to the selling security holders. The per share exercise price for the shares of common stock issuable upon exercise of the warrants is $6.73. The number of shares of common stock issuable upon exercise of the warrants and the exercise price are subject to adjustment in the event of:

(1)	an issuance by TradeStation of shares of common stock or securities convertible into shares of common stock as a dividend upon common stock;

(2)	an issuance by TradeStation of any shares of common stock in subdivision of outstanding shares of common stock by reclassification or otherwise;

(3)	a combination of outstanding shares of common stock, by reclassification or otherwise;

(4)	a dividend or distribution upon the common stock payable otherwise than out of earnings or earned surplus and otherwise than in common stock, rights or convertible securities; and

(5)	any reorganization or reclassification of TradeStation’s capital stock (other than a subdivision or combination), any consolidation of merger of TradeStation with another corporation (other than a consolidation or merger in which TradeStation is the surviving entity and which does not result in any change in the common stock), or any sale or other disposition by TradeStation of all or substantially all of its assets.

     Holders of Warrants are not entitled to any voting rights or other rights as a shareholder of TradeStation. The Warrants expire at 5:00 p.m. Eastern Time, on June 9, 2004 and, accordingly, must be exercised (in whole or in part) on or prior to such date.

LEGAL MATTERS

     The validity of the warrants to purchase common stock and the shares offered will be passed upon by Bilzin Sumberg Baena Price & Axelrod LLP, Miami, Florida, counsel to TradeStation.

EXPERTS

     The consolidated financial statements of TradeStation appearing in TradeStation’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The audited consolidated financial statements of TradeStation for the years ended December 31, 2001 and December 31, 2000 incorporated by reference herein and included in our Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included therein and incorporated herein in reliance upon the authority of such firm as experts in giving said report. TradeStation is not required to file with the SEC the written consent of Arthur Andersen LLP to such inclusion in reliance on Rule 437a promulgated under the Securities Act of 1933. Since TradeStation has not been able to obtain the written consent of Arthur Andersen LLP, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     TradeStation will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions or discounts of underwriters, dealers or agents or any transfer taxes. Such expenses are set forth in the following table. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$379
Legal fees and expenses	$20,000
Printing expenses	$2,000
Miscellaneous expenses	$5,000
Total	$27,379

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following summary is qualified in its entirety by reference to the complete text of TradeStation’s Articles of Incorporation, as amended (“Articles”), TradeStation’s Bylaws (“Bylaws”) and the statute and agreements referred to below. Section 607.0850 of the Florida Business Corporation Act (the “Statute”) sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

     The Articles and Bylaws contain certain indemnification provisions adopted pursuant to authority contained in the Statute. The Articles contain a provision eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Statute. Under the Bylaws, we will indemnify any person who is or was a director or officer of TradeStation, and may indemnify a person who is or was an employee or agent of TradeStation or who is or was serving at the request of TradeStation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against: (a) liability incurred in connection with any proceeding (other than an action by or in the right of TradeStation) to which such person was or is a party by reason of acting in any such capacity; and (b) expenses and amounts paid in settlement (not exceeding, in the judgment of our board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred in connection with the defense or settlement of any proceeding by or in the right of TradeStation to procure a judgment in its favor to which such person was or is a party by reason of acting in any such capacity, provided that: (i) such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of TradeStation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (ii) no indemnification shall be made in respect of any claim, issue, or matter in any proceeding by or in the right of TradeStation as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Under the Bylaws, to the extent a director or officer of TradeStation, or an employee or agent of TradeStation which we have elected to indemnify, has been successful on the merits or otherwise in defense of any proceeding described above, or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. For all other indemnification which may be provided under the Bylaws in connection with any proceeding, unless made pursuant to a determination by a court, indemnification shall be made only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent has met the applicable standard of conduct set forth in the Bylaws, which determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (b) if such quorum is not obtainable, or even if obtainable, by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding; (c) by independent legal counsel selected by the board of directors or a committee thereof as prescribed by the Statute; or (d) by the shareholders by majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if such a quorum is not obtainable, by a majority vote of shareholders who were not parties to such proceeding. Evaluation as to reasonableness of expenses and authorization of indemnification must be made in the same manner as the determination that indemnification is permissible, except that if the determination of permissibility is made by independent legal counsel, then the board of directors or the committee thereof which appointed such legal counsel must evaluate the reasonableness of expenses. The Bylaws also permit us to pay expenses incurred by our officers, directors, employees, and agents in advance of the final disposition of a proceeding, provided that we may advance expenses to an officer or director only after receiving an undertaking by or on behalf of such officer or director to repay such amount if he is ultimately found not to be entitled to indemnification pursuant to the Bylaws.

     We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in the Articles and Bylaws. These agreements create certain indemnification obligations of TradeStation in favor of the officers and directors and, as permitted by applicable law, clarify and expand the circumstances under which an officer or director will be indemnified. We believe that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

     We have obtained liability insurance for the benefit of our directors and officers.

ITEM 16. EXHIBITS

3.1	Registrant’s Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-4 of OnlineTrading.com Group, Inc., Registration No. 333-34922, filed with the Commission on April 17, 2000)

3.2	Registrant’s Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-4 of OnlineTrading.com Group, Inc., Registration No. 333-34922, filed with the Commission on April 17, 2000)

4.1	Form of Underwriters’ Warrant (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-3 of TradeStation Group, Inc., Registration No. 333-107079, filed with the Commission on July 16, 2003)

4.2	Form of Assumption Agreement (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-3 of TradeStation Group, Inc., Registration No. 333-107079, filed with the Commission on July 16, 2003)

5.1	Opinion of Bilzin Sumberg Baena Price & Axelrod, LLP*

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 of the Registration Statement on Form S-1 of Omega Research, Inc., Registration Statement No. 333-32077, filed with the Commission on July 25, 1997)

23.1	Consent of Ernst & Young LLP, Independent Certified Public Accountants*

23.2	Consent of Bilzin Sumberg Baena Price & Axelrod, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-3 of TradeStation Group, Inc., Registration No. 333-107079, filed with the Commission on July 16, 2003)

*	Filed herewith.

ITEM 17. UNDERTAKINGS

A.     Undertaking Pursuant to Rule 415

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to the information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

B.     Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Undertaking in Respect of Incorporated Annual And Quarterly Reports

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D.     Undertaking in Respect of Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida, on this 13th day of August, 2003.

TradeStation Group, Inc.

By:	/s/ William R. Cruz

William R. Cruz Co-Chairman of the Board of Directors and Co-Chief Executive Officer
By:	/s/ Ralph L. Cruz

Ralph L. Cruz Co-Chairman of the Board of Directors and Co-Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William R. Cruz William R. Cruz	Co-Chairman of the Board and Co-Chief Executive Officer (Co-Principal Executive Officer)	August 13, 2003

/s/ Ralph L. Cruz Ralph L. Cruz	Co-Chairman of the Board and Co-Chief Executive Officer (Co-Principal Executive Officer)	August 13, 2003

* Salomon Sredni	President, Chief Operating Officer, and Director (Principal Operating Officer)	August 13, 2003

* David H. Fleischman	Chief Financial Officer, Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)	August 13, 2003

* Michael W. Fipps	Director	August 13, 2003

* Stephen C. Richards	Director	August 13, 2003

* Charles F. Wright	Director	August 13, 2003

*	By:	/s/ William R. Cruz William R. Cruz Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Registrant’s Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-4 of OnlineTrading.com Group, Inc., Registration No. 333-34922, filed with the Commission on April 17, 2000)

3.2	Registrant’s Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-4 of OnlineTrading.com Group, Inc., Registration No. 333-34922, filed with the Commission on April 17, 2000)

4.1	Form of Underwriters’ Warrant (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-3 of TradeStation Group, Inc., Registration No. 333-107079, filed with the Commission on July 16, 2003)

4.2	Form of Assumption Agreement (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-3 of TradeStation Group, Inc., Registration No. 333-107079, filed with the Commission on July 16, 2003)

5.1	Opinion of Bilzin Sumberg Baena Price & Axelrod LLP*

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 of the Registration Statement on Form S-1 of Omega Research, Inc., Registration Statement No. 333-32077, filed with the Commission on July 25, 1997)

23.1	Consent of Ernst & Young LLP, Independent Certified Public Accountants*

23.2	Consent of Bilzin Sumberg Baena Price & Axelrod LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-3 of TradeStation Group, Inc., Registration No. 333-107079, filed with the Commission on July 16, 2003)

*	Filed herewith.

i